EXHIBIT A




          The directors and executive officers of Delhaize "Le Lion" are as follows:


 Name, Title and Business or                                  Present Principal Occupation or
     Residential Address                                          Employment/Citizenship<F1>

 Guy Beckers                                                   Chairman Delhaize "Le Lion"
 rue Langeveld, 63
 1180 Brussels, Belgium

 Charles de Cooman d'Herlinckhove                              Officer and Member of the
 Director                                                      Management Committee,
 rue Osseghem, 53                                              Delhaize "Le Lion"
 1080 Brussels, Belgium

 Marcel Degroof, Director                                      Partner, Bank Degroof
 rue de l'Industrie '44
 1000 Brussels, Belgium
 Gui de Vaucleroy, Director                                    President and Chief Executive
 rue Osseghem, 53                                              Officer, Delhaize "Le Lion" and
 1080 Brussels, Belgium                                        Chief Executive Officer and
                                                               Chairman of the Board, Detla

 Frans Vreys, Director                                         Director of Companies
 boulevard Emile Jacqumain, 112
 1000 Brussels, Belgium
 Jacques Le Clercq, Director                                   President and Chief Operating
 Atlanta Plaza - Suite 2160                                    Officer, Detla
 950 East Paces Ferry Road
 Atlanta, Georgia 30326

 Jacques Boel, Director                                        Executive Director, Usines G.
 rue Ducale, 21                                                Boel (steel manufacturing)
 1000 Brussels, Belgium

 Phillippe Stroobant, Director                                 Officer and Member of
 rue Osseghem, 53                                              Management Committee, Delhaize
 1080 Brussels, Belgium                                        "Le Lion"





 Roger Boin, Director                                          Director, Delhaize "Le Lion"
 rue Osseghem, 53
 1080 Brussels, Belgium

 Raymond-Max Boon
 rue Osseghem, 53
 1080 Brussels, Belgium





                 In addition, Jean-Claude Coppieters 't Wallant, Pierre-Olivier Beckers, Renaud Cogels, Arthur Goethals and
Dominique Raquez whose business addresses are rue Osseghem 53, 1080 Brussels, Belgium, are officers and members of the Management
Committee of Delhaize "Le Lion" and Dominique Raquez, whose business address is rue Osseghem, 53, 1080 Brussels, Belgium, is
Secretary to such Management Committee.

<F1>     All of the persons listed on this Exhibit are Belgian unless otherwise indicated.
